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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

FUELSTREAM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

11650 So. State Street Ste. 240 Draper, Utah		84020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2510

_______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On November 14, 2011, Fuelstream, Inc. (the “Company”) received the resignation of Mr. Mark Klok from the Company’s board of directors and as its Chief Executive Officer. Mr. Klok was appointed to the board of directors and as the Company’s Chief Executive Officer on May 10, 2010.

On November 14, 2010, John Thomas was appointed as Chief Executive Officer of the Company. A summary of Mr. Thomas’ background and experience is as follows:

John Thomas. Mr. John D. Thomas, J.D., is Director of Fuelstream Inc. Mr. Thomas has served as corporate counsel for SportsNuts, Inc., since January, 2005. Mr. Thomas practices law specializing in general corporate law and mergers and acquisitions for his law firm, John D. Thomas P.C. Since December, 2008, Mr. Thomas has served as a member of the board of directors and chairman of the audit committee of Bayhill Capital, Inc. (BYHL.OB). Since July, 2009, Mr. Thomas has served as a member of the board of directors of Vican Resources, Inc. (VCAN.OB). He has also been general legal counsel for Nano Technologies, Inc., since May, 2004. Prior to his association with Nano Technologies, Mr. Thomas practiced general corporate law for various clients from May, 2003 until the present and from November 1999 until August 2002. Mr. Thomas holds a Juris Doctor degree from Texas Tech University School of Law and is licensed to practice law in Texas and Utah.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

Date: November 16, 2011	By:	/s/ John Thomas
John Thomas Chief Executive Officer